EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders
Infotech USA, Inc. (formerly SysComm International Corporation)

We consent to the incorporation by reference in this registration statement on Form S-8 filed June 20, 2003 of InfoTech USA, Inc. (the “Company”) of our report dated December 15, 2000, relating to the financial statements and financial statement schedule which appears in the Company’s Annual Report on Form 10-K for the year ended September 30, 2002.

/s/ ALBRECHT, VIGGIANO, ZURECK & COMPANY, P.C.

Albrecht, Viggiano, Zureck & Company, P.C.
Hauppauge, New York
June 20, 2003